Exhibit 99.1

MACHTEN, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

As previously reported, on August 31, 2023, LICT Corporation (“LICT”) distributed to the holders of its common stock, by way of a pro rata dividend (the “spin-off”), 81% of the common stock of MachTen, Inc. (“MachTen” or the “Company”).  Prior to the spin-off and in contemplation thereof, on August 8, 2023, the Company entered into a Contribution Agreement with LICT, pursuant to which LICT contributed all the shares of its wholly-owned subsidiary, LMT Holding Corporation, a Delaware corporation (“LMT Holding”), and each of LMT Holding’s indirect wholly-owned operating subsidiaries which operate in Michigan providing regulated and unregulated internet access broadband and communications services, in exchange for (i) 3,172,407 shares of MachTen’s common stock and (ii) a cash dividend in the amount of $15 million (the “Contribution”).

The accompanying pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X under the Exchange Act and present the pro forma statement of operations and pro forma balance sheet of MAC based on the historical carve-out financial statements of LMT Holding after giving effect to the spin-off. The unaudited pro forma condensed consolidated financial statements have been prepared to reflect transaction accounting and autonomous entity adjustments to present the financial condition and results of operations as if we were a separate stand-alone entity. MAC had nominal assets and no liabilities, and conducted no operations prior to the date of this information statement. Therefore, we believe that a presentation of the historical results of MAC would not be meaningful. Accordingly, the following pro forma condensed consolidated financial information includes only the financial data of LMT Holding as of June 30, 2023.

The accompanying MAC pro forma financial statements are presented for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved if the transactions had been consummated for the periods presented or that will be achieved in the future. The pro forma financial statements do not reflect the costs of any integration activities or benefits that may result from realization of revenue growth or operational synergies expected to result from the transactions. The pro forma financial statements do not include management adjustments.

The unaudited pro forma balance sheet as of June 30, 2023 has been prepared giving effect to the spin-off as if this transaction had occurred as of June 30, 2023. The unaudited pro forma statement of operations for the six months ended June 30, 2023 has been prepared giving effect to the spin-off as if this transaction had occurred on January 1, 2023.

The unaudited pro forma balance sheet and the unaudited pro forma statement of operations for the six months ended June 30, 2023 have been prepared to reflect transaction accounting and autonomous entity adjustments to the Company’s historical consolidated financial statements to present the financial condition and results of operations as if we were a separate stand-alone entity.

In addition, throughout the periods presented in the pro forma financial statements, the operations of LMT Holding were conducted and accounted for as part of LICT using accounting conventions applicable to LMT Holding that could differ in the future. The audited historical carve-out consolidated financial statements and unaudited historical condensed consolidated financial statements of LMT Holding have been derived from LMT Holding accounting records and reflect certain allocations of expenses. All of the allocations and estimates in such financial statements are based on assumptions that LMT Holding management believes are reasonable. The historical condensed consolidated carve-out financial statements of the LMT Holding do not necessarily represent the financial position or results of operations of MAC had it been operated as a standalone company during the periods or at the dates presented.

We expect to enter into a Transitional Services Agreement with LICT under which limited services will be provided to us upon consummation of the transactions until the applicable term for each service has expired or has otherwise been terminated. We do not expect the cost of these services to be substantially different from expenses reflected in our historical financial statements. See “Ancillary Agreements” for further discussion of the Transitional Services Agreement.

The unaudited pro forma condensed consolidated financial information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and LMT Holding’s historical annual consolidated carve-out financial statements and corresponding notes thereto included elsewhere in this information statement. The unaudited pro forma consolidated financial information reflects certain known impacts as a result of the Distribution to separate the Company from LICT.

This unaudited pro forma condensed consolidated financial information has been presented for informational purposes only and is not intended to reflect the results of operations or the financial position of LMT Holding which would have actually resulted had the spin-off been effected on the dates indicated. Furthermore, the unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations that may be achieved in the future.  They should be read in conjunction with the historical financial statements and notes thereto of LMT Holding.

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MachTen, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2023
(in thousands, except share and per share data)

	LMT (Historical)	Transaction Adjustments		Autonomous Entity Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$2,443	$15,000	A.	$—		$2,443
		(15,000)	B.
Accounts receivable, less allowances for expected credit loss of $13 and $13 as of June 30, 2023 and December 31, 2022	923	—		—		923
Materials and supplies	2,033	—		—		2,033
Other current assets	537	—		—		537
Total current assets	5,936	——		—		5,936
Property, plant and equipment, net	22,051	—		—		22,051
Right-of-use assets, net	702	—		—		702
Goodwill	100	—		—		100
Other noncurrent assets	70	—		—		70
Total assets	$28,859	$_ --		$—		$28,859

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$531	$—		$—		$531
Accrued liabilities	2,362	405	C. D.	22	E.	2,789
Current operating lease liability	77	—		—		77
Total current liabilities	2,970	405332		22		3.397
CoBank revolver	—	15,000	A.	—		15,000
Deferred income taxes	2,718	—				2,718
Long term operating lease liability	671	—		—		671
Asset retirement obligation	142	—		—		142
Other noncurrent liabilities	26	—		—		26
Total liabilities	6,527	15,405		22		21,954

Shareholders’ equity:
Additional paid-in capital	2,800	44	F.	—		2,844
Retained earnings	19,532	(15,449)	B.	(22)	E.	4,061

Total shareholders’ equity	22,332	(15,405)		(22)		6,905
Total liabilities and shareholders’ equity	$28,859	$--		$--		$28,859

MachTen, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2023
     (in thousands, except per share data)

Income Statement Data	LMT (Historical)	Transaction Adjustments		Autonomous Entity Adjustments		Pro Forma
Revenues	$7,856	$—		$—		$7,856

Operating Costs:
Cost of revenue, excluding depreciation	2,700	—		—		2,700
General and administrative	1,452	44	F.	30	E.	1,526
Depreciation	1,012	—		—		1,012
Total Costs and Expenses	5,164	44		30		5,238

Operating profit	2,692	(44)		(30)		2,618

Other Income
Interest Expense	—	(563)	C.	—		(563)
Investment income	33	—		—		33
Total Other Income	33	(563)		—		(530)

Income before income taxes	2,725	(607)		(30)		2,0880

(Provision) benefit for income taxes	$(722)	158	D.	8	D.	(556)

Net Income	$2,003	$(449)		$(22)		$1,532

Net income per share:	$20,030					$15,320

Weighted Average Common Shares Outstanding	100					100

Notes.

A.	Reflects LMT Holding’s anticipated draw on its senior secured revolving credit facility of $20.0 million (“revolver”) with CoBank for $15.0 million.

B.	Reflects LMT Holding’s declared distribution to LICT of $15.0 million.

C.	Reflects the impact on interest expense related to the Company’s draw on its revolver, assuming an interest rate of 7.5%.

D.	Reflects the impact of the income tax effects of the pro forma adjustments using a blended federal and state statutory tax rate of 26.0% for the year ended June 30, 2023.

E.	In connection with the spin-off transaction, LMT will enter into the Transitional Services Agreement and pay LICT a fee of $5,000 per month for three months post-transaction.

F.	Reflects the stock compensation for restricted stock awards granted at the time of the spin-off transaction.